As filed with the Securities and Exchange Commission on March 23, 2026

Registration No. 333-292680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3825535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane J. Schaffer

Chief Executive Officer

Cingulate Inc.

1901 W. 47th Place

Kansas City, KS 66205

(913) 942-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 dated January 12, 2026 (the “Registration Statement”) filed by Cingulate Inc. (the “Company”) is being filed solely to file an updated consent of KPMG LLP (Exhibit 23.1) to the Registration Statement. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1***	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Cingulate Inc.	10-Q	3.1	8/13/2024
3.2	Amended and Restated Bylaws of Cingulate Inc.	10-K	3.2	3/28/2022
4.1	Specimen Certificate representing shares of common stock of Cingulate Inc.	S-1	4.1	9/9/2021
4.2***	Specimen Preferred Stock Certificate
4.3***	Form of Warrant Agreement
4.4***	Form of Warrant Certificate
4.5**	Form of Senior Debt Indenture
4.6**	Form of Subordinated Debt Indenture
4.7**	Form of Senior Note (included in Exhibit 4.5)
4.8**	Form of Subordinated Note (included in Exhibit 4.6)
4.9***	Form of Unit Agreement
4.10***	Form of Subscription Agreement
5.1**	Opinion of Lowenstein Sandler LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in the signature page of this registration statement)
25.1****	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture
25.2****	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture
107**	Filing Fee Table

*	Filed Herewith

**	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed on January 12, 2026.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

****	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Kansas, on the day of March 23, 2026.

CINGULATE INC.

By:	/s/ Shane J. Schaffer
Name:	Shane J. Schaffer
Title:	Chief Executive Officer

We, the undersigned officers and directors of Cingulate Inc., hereby severally constitute and appoint Shane J. Schaffer and Jennifer L. Callahan, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Shane J. Schaffer
Shane J. Schaffer	Chief Executive Officer, Chairman (Principal Executive Officer)	March 23, 2026

/s/ Jennifer L. Callahan
Jennifer L. Callahan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2026

/s/ *		March 23, 2026
Peter J. Werth	Director

/s/ *		March 23, 2026
Bryan Lawrence	Director

/s/ *		March 23, 2026
Jeffrey Ervin	Director

/s/ *		March 23, 2026
John Roberts	Director

/s/ *		March 23, 2026
Jeff Hargroves	Director

*By:	/s/ Shane J. Schaffer
Shane J. Schaffer
Attorney-in-fact